As filed with the Securities and Exchange Commission on May 25, 2001
                                                            Registration No.
333-___
                                 ==========
                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                            ____________________
                                 FORM S-8
                            REGISTRATION STATEMENT
                                   Under
                          THE SECURITIES ACT OF 1933
                            ____________________
                          WEBEX COMMUNICATIONS, INC.
            (Exact name of registrant as specified in its charter)
            Delaware                                     77-0548319
   (State or other jurisdiction of                    (I.R.S. Employer
   incorporation or organization)                    Identification No.)


       307 West Tasman Drive                                95134
           San Jose, CA
       (Address of principal                             (Zip Code)
         executive offices)

              WebEx Communications, Inc. 2000 Stock Incentive Plan
                                    and
           WebEx Communications, Inc. 2000 Employee Stock Purchase Plan
                         (Full title of the plans)

                 Subrah S. Iyar                         Copy to:
             Chief Executive Officer              Allison L. Tilley, Esq.
             WebEx Communications, Inc.            Davina K. Kaile, Esq.
              307 West Tasman Drive               Pillsbury Winthrop LLP
               San Jose, CA 95134                   2550 Hanover Street
               (408) 435-7000                       Palo Alto, CA 94304
          (Name, address and telephone                (650) 233-4500
           number of agent for service)

                     CALCULATION OF REGISTRATION FEE

Title of                           Maximum      Proposed        Proposed
Securities             Amount     Offering      Maximum        Amount of
To Be                  To Be      Price Per    Aggregate      Registration
Registered(1)      Registered(2)   Share(3)  Offering Price        Fee
--------------------------------------------------------------------------
Common Stock, par
Value $0.001 per
share:  To be
issued under the
WebEx Communications,
Inc. 2000 Stock
Incentive Plan       2,949,594      $17.75     $52,355,294       $13,089
--------------------------------------------------------------------------
Common Stock, par
value $0.001 per
share:  To be
issued under the
WebEx Communications,
Inc. 2000 Employee
Stock Purchase Plan    737,398      $17.75      $13,088,815      $ 3,273
--------------------------------------------------------------------------
Total Registration Fee     N/A         N/A              N/A      $16,362
--------------------------------------------------------------------------
(1) The securities to be registered include options and rights to acquire Common Stock.
(2) Calculated pursuant to General Instruction E to Form S-8. Pursuant to Rule 416, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, recapitalization or any other similar transaction effected without the receipt of consideration, which results in an increase in the number of the Registrant's outstanding shares of Common Stock.
(3) Estimated pursuant to Rule 457(h) under the Securities Act solely for the purposes of calculating the registration fee, based upon the average of the high and low sales prices of the Registrant's Common Stock on the Nasdaq National Market on May 21, 2001.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.


                          INFORMATION REQUIRED PURSUANT
                      TO GENERAL INSTRUCTION E TO FORM S-8
General Instruction E Information
This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plans is effective.
Registrant's Form S-8 Registration Statement filed with the Securities and Exchange Commission on October 13, 2001 (File No. 333-47892) is hereby incorporated by reference.
                                   PART II
Incorporation of Documents by Reference.
The following documents filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this Registration
Statement:
(a) The Registrant's Annual Report on Form 10-K (File No. 0-30849) for the fiscal year ended December 31, 2000.

(b) The Registrant's Quarterly Report on Form 10-Q (File No. 0-30849 for the quarter ended March 31, 2001.

(c)  The Registrant's Current Report on Form 8-K filed on March 12, 2001.

(d) The description of Registrant's Capital Stock contained in Registrant's registration statement on Form 8-A, filed June 21, 2000 (File No. 0-30849) pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Exhibits.
See Exhibit Index, which list of exhibits is incorporated herein by reference.


                               SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Jose, State of California, on the 25 day of May, 2001.
                                          WEBEX COMMUNICATIONS, INC.


                                          By  /s/ Subrah S. Iyar
                                          -----------------------------
                                                 Subrah S. Iyar
                                            Chief Executive Officer



                             POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Subrah S. Iyar, Craig Klosterman and David Farrington, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.
               Name                 Title                      Date

/s/ Subrah S. Iyar        Chief Executive Officer          May 25, 2001
----------------------    and Director (Principal
Subrah S. Iyar            Executive Officer)

/s/ Min Zhu               President and Director           May 25, 2001
----------------------
Min Zhu

/s/ Craig Klosterman      Chief Financial Officer          May 25, 2001
----------------------   (Principal Financial and
Craig Klosterman	          Accounting Officer)

/s/ Jan Baan                     Director                  May 25, 2001
----------------------
Jan Baan

/s/ Somshankar Das               Director                  May 25, 2001
----------------------
Somshankar Das

/s/ Vivek Ranadive               Director                  May 25, 2001
----------------------
Vivek Ranadiv

/s/ Scott Sandell	               Director                  May 25, 2001
----------------------
Scott Sandell

/s/ David Ure                    Director                  May 25, 2001
----------------------
David Ure



                             INDEX TO EXHIBITS

Exhibit No.   Description
------------  ---------------------------------------------------------------

5.1           Opinion of Pillsbury Winthrop LLP

23.1          Consent of KPMG LLP, Independent Auditors

23.2          Consent of Pillsbury Winthrop LLP (included in Exhibit 5.1)

24.1          Power of Attorney (see page 2)


                                                               EXHIBIT 5.1
                        [Pillsbury Winthrop LLP Letterhead]

                                  May 24, 2001


WebEx Communications, Inc.
307 West Tasman Drive
San Jose, CA 95134

Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

With reference to the Registration Statement on Form S-8 to be filed by WebEx Communications, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, relating to 2,949,594 shares of the common stock of the Company issuable pursuant to the WebEx Communications, Inc. 2000 Stock Incentive Plan and 737,398 shares of the common stock of the Company (together the "Shares") issuable pursuant to the WebEx Communications, Inc. 2000 Employee Stock Purchase Plan (together the "Plans"), it is our opinion that such Shares, when issued and sold in accordance with the Plans, will be legally issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                                         Very truly yours,

                                         /s/ PILLSBURY WINTHROP LLP


                                                           EXHIBIT 23.1
                         CONSENT OF INDEPENDENT AUDITORS
The Board of Directors
WebEx Communications, Inc.:
We consent to the incorporation herein by reference of our report dated February 2, 2001(except as to Note 8 which is as of March 29, 2001) relating to the consolidated financial statements of WebEx Communications, Inc. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity (deficit) and comprehensive loss, and cash flows for each of the years in the three-year period ended December 31, 2000, and the related financial statement schedule, which report appears in the December 31, 2000 annual report on Form 10-K of WebEx Communications, Inc. filed on April 2, 2001.
                                            [/s/ KPMG LLP]

Mountain View, California
May 23, 2001
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